Exhibit 99

N E W S R E L E A S E

Contacts:	John S. Penshorn
Senior Vice President
952-936-7214

Patrick J. Erlandson
Chief Financial Officer
952-936-5901

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS RECORD

FIRST QUARTER NET EARNINGS OF $1.16 PER SHARE

•	Revenues for First Quarter up 34% to $10.9 Billion

•	Strong Growth Achieved Across Multiple Businesses

•	Operating Margin Expanded to 11.5%

•	Operating Cash Flows of $1.2 Billion, Up 33%

•	Earnings Per Share Increased 32%

MINNEAPOLIS (April 14, 2005) – UnitedHealth Group (NYSE: UNH) achieved record results in the first quarter of 2005, reported Chairman and CEO William W. McGuire, M.D. First quarter results were driven by strong and diverse growth and consistent operating performance across the spectrum of UnitedHealth Group businesses, with every reporting segment producing both year-over-year gains in earnings from operations and expanded operating margins.

Quarterly Financial Performance

Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004
Revenues	$10.89 billion	$10.51 billion	$8.14 billion
Earnings From Operations	$1.26 billion	$1.19 billion	$876 million
Operating Margin	11.5%	11.3%	10.8%

UnitedHealth Group Highlights

•	First quarter earnings per share of $1.16 increased 32 percent from $0.88 in the first quarter of 2004, and improved 7 cents or 6 percent from the fourth quarter of 2004.

•	First quarter consolidated net earnings increased to $779 million, up $225 million or 41 percent year-over-year and $40 million or 5 percent from the fourth quarter of 2004.

•	Consolidated revenues of $10.9 billion increased $2.7 billion or 34 percent year-over-year, and $376 million or 4 percent from the fourth quarter of 2004.

•	Organic customer growth strengthened for UnitedHealth Group businesses in the first quarter. Gains include approximately 600,000 people at Uniprise and nearly 100,000 at UnitedHealthcare; more than 1.8 million new individuals served through Specialized Care Services; 45,000 more people purchasing Medicare supplement products from Ovations, and growth of 15,000 seniors in its Medicare Advantage programs.

•	Operating costs declined to 14.9 percent of revenues in the first quarter, representing an improvement of 130 basis points from the first quarter of 2004 and 20 basis points from the fourth quarter of 2004.

•	Earnings from operations increased to $1.26 billion in the first quarter, up $380 million or 43 percent over the prior year, and up $68 million or 6 percent sequentially.

•	Consolidated first quarter operating margin improved to 11.5 percent from 10.8 percent in the first quarter of 2004 and from 11.3 percent in the fourth quarter of 2004, reflecting diversified growth coupled with effective management of medical and operating expenses.

UnitedHealth Group Highlights – Continued

•	The consolidated medical care ratio, excluding the AARP division of Ovations, decreased 30 basis points sequentially and 60 basis points year-over-year to 78.9 percent in the first quarter of 2005.

•	Medical costs payable, excluding the AARP division of Ovations, increased more than $1.1 billion or 30 percent year-over-year and $264 million or 6 percent since December 31, 2004, standing at $4.9 billion at March 31, 2005. Medical costs days payable was 64 days for the quarter, consistent with its level at 2004 year end.

•	During the first quarter, the Company realized prior year favorable development of $190 million in its estimates of medical costs incurred in 2004, consistent with the significant growth in the size of the medical cost base and related medical payables, as well as reflecting continuing success in managing medical cost trends and facilitating appropriate medical care.

•	Accounts receivable, excluding the AARP division of Ovations, were $499 million at March 31, 2005, declining $2 million year-over-year and $18 million from the fourth quarter of 2004 and representing fewer than 5 days sales outstanding.

•	Cash flows from operations were $1.2 billion for the first quarter, up 33 percent year-over-year. Adjusted to reflect the January 2005 Medicare payment that was actually received from CMS in 2004, first quarter cash flows would have been $1.48 billion, up 36 percent year-over-year on a comparable basis.

•	The Company repurchased 13.2 million shares during the first quarter of 2005, representing 2 percent of the shares outstanding at December 31, 2004.

•	First quarter 2005 annualized return on equity was 29.3 percent.

Closing Comment

“Our focus on the imperatives of affordability, access, quality and usability — applied broadly within the heath care system — has positioned us for sustained future performance,” Dr. McGuire stated. “We are confident that our on-going investments in technology, tools for data analysis, and the organization of health care resources, coupled with evolving partnerships with large employers, health plans and intermediaries will improve the value of services we deliver and help us expand our market share.

“Looking specifically to 2005 financial performance,” Dr. McGuire concluded, “our strong first quarter results and improving business momentum are cause for a strengthened forward outlook. We anticipate a year-over-year advance of more than $1.1 billion in full year 2005 earnings from operations, and now foresee growth in earnings per share of 23 percent to 24 percent in 2005, with earnings in the range of $4.85 to $4.90 per share.”

Business Description – Health Care Services

The Health Care Services segment consists of the UnitedHealthcare, AmeriChoice and Ovations business units. UnitedHealthcare coordinates network-based health and well-being services on behalf of multistate mid-sized and local employers and for consumers. AmeriChoice facilitates and manages health care services for state-sponsored Medicaid programs and their beneficiaries. Ovations delivers health and well-being services to Americans over the age of 50.

Quarterly Financial Performance

Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004
Revenues	$9.63 billion	$9.32 billion	$7.05 billion
Earnings From Operations	$910 million	$834 million	$577 million
Operating Margin	9.5%	8.9%	8.2%

Key Developments for Health Care Services

•	Revenues for Health Care Services grew $2.6 billion or 37 percent year-over-year and $305 million or 3 percent sequentially to $9.6 billion in the first quarter of 2005.

•	First quarter Health Care Services operating earnings of $910 million increased $333 million or 58 percent year-over-year and $76 million or 9 percent sequentially.

•	First quarter operating margin of 9.5 percent expanded 130 basis points year-over-year and 60 basis points sequentially.

Key Developments for Health Care Services – Continued

•	First quarter revenues of $6.6 billion for UnitedHealthcare increased $2 billion or 44 percent year-over-year and $175 million or 3 percent sequentially.

•	UnitedHealthcare increased the number of consumers served through traditional products by 95,000 people in the first quarter, bringing the total number of people served to more than 11 million.

•	During the first quarter, UnitedHealthcare signed a joint marketing agreement designed to address the health benefit needs of small employers by facilitating their access to a range of UnitedHealthcare products through OPEN: The Small Business NetworkSM, which is a division of American Express.

•	UnitedHealthcare’s first quarter 2005 commercial medical care ratio of 78.4 percent compares to ratios of 78.8 percent and 79.3 percent in the fourth quarter of 2004 and the first quarter of 2004, respectively. Advances in medical cost containment continued to be factored into forward customer pricing for risk business, in turn providing improved overall customer value, consistent with the approach in past years.

•	AmeriChoice first quarter revenues of $827 million increased $99 million or 14 percent year-over-year and $2 million from the fourth quarter of 2004.

•	AmeriChoice membership grew by 40,000 people over the 12 months ended March 31, 2005. First quarter 2005 enrollment was unchanged from the fourth quarter of 2004.

•	Ovations reported record revenues of $2.2 billion in the first quarter, up $452 million or 26 percent year-over-year and $128 million or 6 percent from the fourth quarter of 2004.

•	A total of 85,000 additional people acquired Ovations prescription discount cards in the first quarter, bringing the total number of people served through its card programs to more than 2.5 million at March 31, 2005.

•	As part of its focus on the senior health market, in the first quarter Ovations notified the Centers for Medicare and Medicaid Services of its intention to participate nationally in 2006 in the new Medicare Part D drug benefit program. Ovations also contracted with Walgreen Co. to provide prescription drug fulfillment services to consumers under the new program.

Business Description

Uniprise delivers network-based health and well-being services, business-to-business transaction processing services, consumer connectivity, and technology support services to large employers and health plans, and provides health-related consumer and financial transaction products and services.

Quarterly Financial Performance

Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004
Revenues	$941 million	$845 million	$835 million
Earnings From Operations	$189 million	$169 million	$167 million
Operating Margin	20.1%	20.0%	20.0%

Key Developments

•	First quarter revenues of $941 million increased $106 million or 13 percent year-over-year and $96 million or 11 percent over the fourth quarter of 2004.

•	Uniprise serves more than 10.4 million people in the national multilocation employer segment, having increased the number of individuals served by just under 600,000 people in the first quarter. Strong organic growth resulted from excellent new business generation, modestly offset by continued employment attrition at certain large customers.

•	Separately, Uniprise has seen strong market response to its HealthAllies offering, which served more than 4.4 million people at March 31, 2005.

•	During the first quarter, Uniprise was selected as the national health benefits provider for the Human Resource Policy Association (HRPA), a consortium of approximately 60 large multilocation employers. These employers will offer UnitedHealth Group products to their non-insured workers, including part-time, contract and other special status employees. The HRPA estimates these employers represent 3 million people who will be eligible for the new benefit programs.

•	Uniprise operating earnings of $189 million grew $22 million or 13 percent year-over-year and $20 million or 12 percent over the fourth quarter of 2004. The Uniprise operating margin of 20.1 percent expanded 10 basis points year-over-year and sequentially.

Business Description

Specialized Care Services offers a comprehensive array of specialized benefits, networks, services and resources to help consumers improve their health and well-being.

Quarterly Financial Performance

Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004
Revenues	$647 million	$588 million	$554 million
Earnings From Operations	$133 million	$129 million	$113 million
Operating Margin	20.6%	21.9%	20.4%

Key Developments

•	First quarter revenues rose to $647 million, up $93 million or 17 percent year-over-year and $59 million or 10 percent from the fourth quarter of 2004, driven by strong customer growth aggregating 1.8 million new individuals served across the portfolio of Specialized Care Services companies.

•	Customers accessing Specialized Care Services products are now purchasing an average of 3.7 products per person, up from 3.4 products per person at March 31, 2004.

•	In the first quarter, earnings from operations of $133 million increased $20 million or 18 percent year-over-year and $4 million or 3 percent sequentially.

•	The Specialized Care Services operating margin of 20.6 percent expanded 20 basis points year-over-year, resulting from operating efficiency gains that continued to more than offset the ongoing business mix shift due to strong growth trends in comparatively higher revenue, lower margin service lines such as vision and dental.

Business Description

Ingenix is a leader in the field of health care data, analysis and application, serving pharmaceutical companies, health insurers and other payers, physicians and other health care providers, large employers and governments.

Quarterly Financial Performance

Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004
Revenues	$166 million	$214 million	$140 million
Earnings From Operations	$24 million	$56 million	$19 million
Operating Margin	14.5%	26.2%	13.6%

Key Developments

•	Ingenix revenues increased $26 million, or 19 percent year-over-year, to $166 million in the first quarter of 2005. This gain reflects strong growth performance and provides the most meaningful measure of Ingenix results, due to the markedly seasonal sales characteristics of some key product lines.

•	A diversified group of U.S., European and Japanese life sciences companies executed clinical research service agreements in the first quarter, including 12 contracts with total values of at least $1 million each.

•	Ingenix secured significant orders in the first quarter from a broad variety of payers and providers for software and database products related to claims data, editing and management.

•	The Ingenix revenue backlog grew 17 percent on a year-over-year basis and currently represents approximately 80 percent of its 2005 revenue expectation.

•	Ingenix first quarter operating earnings increased $5 million or 26 percent year-over-year to $24 million, and the operating margin increased to 14.5 percent, up 90 basis points from first quarter 2004. The results reflect the combination of strong contribution margins on software system sales and focused operating efficiencies across its business lines.

About UnitedHealth Group

UnitedHealth Group (www.unitedhealthgroup.com) is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, Specialized Care Services and Ingenix. Through its family of businesses, UnitedHealth Group serves approximately 55 million individuals nationwide.

Forward-Looking Statements

This news release may contain statements, estimates or projections that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

Earnings Conference Call

As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Information page of the Company’s Web site (www.unitedhealthgroup.com). The webcast replay of the call will be available on the same site for one week following the live call. The conference call replay can also be accessed by dialing 1-800-642-1687, conference ID #4978700. This earnings release and the Form 8-K dated April 14, 2005, which may also be accessed in the Investor Information section of the Company’s Web site, include a reconciliation of non-GAAP financial measures.

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UNITEDHEALTH GROUP

Earnings Release Schedules and Supplementary Information

Quarter Ended March 31, 2005

•	Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Segment Financial Information

•	Customer Profile Summary

UNITEDHEALTH GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended March 31,
	2005	2004
REVENUES
Premiums	$9,871	$7,264
Services	902	789
Investment and Other Income	114	91

Total Revenues	10,887	8,144

COSTS
Medical Costs	7,902	5,869
Operating Costs	1,620	1,317
Depreciation and Amortization	109	82

Total Costs	9,631	7,268

EARNINGS FROM OPERATIONS	1,256	876

Interest Expense	(49)	(24)

EARNINGS BEFORE INCOME TAXES	1,207	852

Provision for Income Taxes	(428)	(298)

NET EARNINGS	$779	$554

BASIC NET EARNINGS PER COMMON SHARE	$1.22	$0.92

DILUTED NET EARNINGS PER COMMON SHARE	$1.16	$0.88

Diluted Weighted-Average Common Shares Outstanding	670	630

UNITEDHEALTH GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	March 31, 2005	December 31, 2004
ASSETS
Cash and Short-Term Investments	$4,350	$4,505
Accounts Receivable, net	908	906
Other Current Assets	2,799	2,830

Total Current Assets	8,057	8,241

Long-Term Investments	8,213	7,748
Other Long-Term Assets	11,948	11,890

Total Assets	$28,218	$27,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medical Costs Payable	$5,875	$5,540
Commercial Paper and Current Maturities of Long-Term Debt	400	673
Other Current Liabilities	5,010	5,116

Total Current Liabilities	11,285	11,329

Long-Term Debt, less current maturities	3,850	3,350
Future Policy Benefits for Life and Annuity Contracts	1,691	1,669
Deferred Income Taxes and Other Liabilities	837	814
Shareholders’ Equity	10,555	10,717

Total Liabilities and Shareholders’ Equity	$28,218	$27,879

The table below summarizes certain balance sheet data excluding AARP related amounts.

	March 31, 2005	December 31, 2004
Accounts Receivable, net	$499	$517
Other Current Assets	$983	$947
Other Current Liabilities	$3,755	$3,743
Medical Costs Payable	$4,905	$4,641
Days Medical Costs in Medical Costs Payable	64	64

UNITEDHEALTH GROUP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Operating Activities
Net Earnings	$779	$554
Noncash Items:
Depreciation and amortization	109	82
Deferred income taxes and other	16	22
Net changes in operating assets and liabilities	302	252

Cash Flows From Operating Activities	1,206	910

Investing Activities
Cash paid for acquisitions, net of cash assumed	(19)	(527)
Purchases of property, equipment and capitalized software	(113)	(83)
Net sales and maturities/(purchases) of investments	(267)	217

Cash Flows Used For Investing Activities	(399)	(393)

Financing Activities
Common stock repurchases	(1,100)	(627)
Net change in commercial paper and debt	227	421
Other, net	148	141

Cash Flows Used For Financing Activities	(725)	(65)

Increase in cash and cash equivalents	82	452
Cash and cash equivalents, beginning of period	3,991	2,262

Cash and cash equivalents, end of period	$4,073	$2,714

Supplemental Schedule of Noncash Investing Activities:
Common Stock Issued for Acquisitions	$—	$1,932

UNITEDHEALTH GROUP

SEGMENT FINANCIAL INFORMATION

(in millions)

(unaudited)

REVENUES

	Three Months Ended March 31,
	2005	2004
UnitedHealthcare	$6,606	$4,579
Ovations	2,195	1,743
AmeriChoice	827	728

Health Care Services	9,628	7,050
Uniprise	941	835
Specialized Care Services	647	554
Ingenix	166	140
Corporate and eliminations	(495)	(435)

Total Consolidated	$10,887	$8,144

EARNINGS FROM OPERATIONS

	Three Months Ended March 31,
	2005	2004
Health Care Services	$910	$577
Uniprise	189	167
Specialized Care Services	133	113
Ingenix	24	19

Total Consolidated	$1,256	$876

UNITEDHEALTH GROUP

CUSTOMER PROFILE SUMMARY

(in thousands)

(unaudited)

Customer Profile	March 2005	December 2004		March 2004	December 2003
Commercial Businesses
Risk-based	10,940	10,820		9,370	8,360
Fee-based	16,190	15,525		14,875	14,110

Governments
Federal	1,450	1,420	(a)	4,130	4,325
State and municipal	5,470	5,615		5,335	5,035

Consumers	1,520	1,455		1,190	1,190

Business-to-Business	19,675	19,005		19,330	17,440

Grand Total	55,245	53,840		54,230	50,460

(a)    Department of Defense (DOD) contract for Optum Nurseline Services involving 2.8 million members and $11 million in annual revenue managed directly by the DOD beginning in the third quarter of 2004.

Supplemental Segment Profile - Health Care Services and Uniprise

	March 2005	December 2004 (a)		March 2004 (b)	December 2003
Health Care Services:
Risk-based commercial	7,675	7,655		6,200	5,400
Fee-based commercial	3,380	3,305		3,045	2,895
Medicare	345	330		235	230
Medicaid	1,260	1,260		1,220	1,105

Total Health Care Services	12,660	12,550		10,700	9,630

Uniprise	10,470	9,875		9,530	9,060

(a)	Includes 1,375,000 risk-based commercial, 35,000 fee-based commercial and 70,000 Medicare individuals served in connection with the acquisition of Oxford Health Plans, Inc. in the third quarter of 2004 and 315,000 Uniprise individuals served in connection with the acquisition of Definity Health Corporation in the fourth quarter of 2004.
(b)	Includes 920,000 risk-based commercial, 90,000 fee-based commercial, 50,000 Uniprise and 95,000 Medicaid individuals served in connection with the acquisitions of Mid-Atlantic Medical Services, Inc. and other businesses in the first quarter of 2004.